MICHAEL JOSEPH CONNOLLY Secretary of State ONE ASHBURTON PLACE, BOSTON, MASS: 02108	FEDERAL IDENTIFICATION
	NO.	04-2781676

04-2671676
RESTATED ARTICLES OF ORGANIZATION
General Laws, Chapter 156B, Section 74
     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We, Patrick J. Scannell, Jr. Patrick J. Rondeau	, President/Vice President, and , Clerk/Assistant Clerk of
Applix, Inc.

(Name of Corporation)
located at 112 Turnpike Road, Westboro, MA 01581 do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on November 4,1994, by vote of
1,108,768 shares of Common Stock out of 1,596,973 shares outstanding.
582,002 shares of Series A Convertible Preferred out of 589,288 shares outstanding,
1,637,894 shares of Series B Convertible Preferred out of, 1,656,842 shares outstanding,
1,577,497 shares of Series C Convertible Preferred out of 1,764,700 shares outstanding, and 937,794 shares, of Series D Convertible Preferred out of 996,879 shares outstanding.
(Class of Stock)
being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby:-
1.	The name by which the corporation shall be known is: -
Applix, Inc.
2.	The purposes for which the corporation is formed are as follows: -
     (a) To engage in the business of designing, developing, manufacturing, marketing, selling and licensing computers and computer software and components and subassemblies thereof.
     (b) To carry on any business or other activity which may lawfully be carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to those referred to in the preceding paragraph.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

3.	The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

	WITHOUT PAR VALUE	WITH PAR VALUE
CLASS OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE

Preferred		1,000,000	.01

Common		15,000,000	.0025
*4.	If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, classifications, special or relative rights or privileges as to each class thereof and any series now established:
SEE ATTACHMENT 4A
*5.	The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:
NONE
*6.	Other lawful provisions, if any for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:
SEE ATTACHMENT 6A

*	If there are no such provisions, state “None”.

ATTACHMENT 4A
Preferred Stock.
     Up to 1,000,000 shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of Applix, Inc. (“the Company”) as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Company may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for purposes of voting by classes unless expressly provided.
     Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemptions privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by Chapter 156B of the Massachusetts General Laws. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. No vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Articles of Organization, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Company.

ATTACHMENT 6A
     (a) The directors may make, amend, or repeal the by-laws in whole or in part, except with respect to any provision of such by-laws which by-law or these Articles or the by-laws requires action by the stockholders.
     (b) Meetings of the stockholders of the Company may be held anywhere in the United States.
     (c) The Company shall have the power to be a partner in any business enterprise which the Company would have the power to conduct by itself.
     (d) Except as provided in Item 4 of these Articles of Organization (and the Attachment 4A referred therein), the Company, by vote of a majority of the stock outstanding and entitled to vote thereon (or if there are two or more classes of stock entitled to vote as separate classes, then by vote of a majority of each such class of stock outstanding), may (i) authorize any amendment to its Articles of Organization pursuant to Section 71 of Chapter 156B of the Massachusetts General Laws, as amended from time to time, (ii) authorize the sale, lease or exchange of all or substantially all of its property and assets, including its goodwill, pursuant to Section 75 of Chapter 156B of the Massachusetts General Laws, as amended from time to time, and (iii) approve an agreement of merger or consolidation pursuant to Section 78 of Chapter 156B of the Massachusetts General Laws, as amended from time to time.
     (e) Except to the extent that Chapter 156B of the Massachusetts General Laws prohibits such elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
     (f) Chapter 110F of the Massachusetts General Laws, as it may be amended from time to time, shall apply to the Company from and after such time as the Company’s common stock shall be registered under Section 12 of the Securities and Exchange Act of 1934.
     (g) INDEMNIFICATION
     1. Actions, Suits and Proceedings. The Company shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the Company (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments and fines incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, unless the Indemnitee shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Notwithstanding anything to the contrary in this Article, except as set forth in Section 6 below, the Company shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Company. Notwithstanding anything to the contrary in this Article, the Company shall not indemnify an Indemnites to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Company makes any indemnification payments to an Indemnitee and the Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Company to the extent of such insurance reimbursement.
     2. Settlements. The right to indemnification conferred in this Article shall include the right to be paid by the Company for amounts paid in settlement of any such action, suit or proceeding and any appeal therefrom, and all expenses (including attorneys’ fees) incurred in connection with such settlement, pursuant to a consent decree or otherwise, unless and to the extent it is determined pursuant to Section 5 below that the Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the Company or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.
     3. Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Company in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Company is so notified, the Company will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Company to the Indemnitee of its election so to assume such defense, the Company shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 3. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Company and the Indemnitee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Company, except as otherwise expressly provided by this

Article. The Company shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.
     4. Advance of Expenses. Subject to the provisions of Section 5 below, in the event that the Company does not assume the defense pursuant to Section 3 of this Article of any action, suit, proceeding or investigation of which the Company receives notice under this Article, any expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Company in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.
     5. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2 or 4 of this Article, the Indemnitee shall submit to the Company a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall he made promptly, and in any event within 60 days after receipt by the Company of the written request of the Indemnitee, unless the Company determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the Company, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may be regular legal counsel to the Company), or (d) a court of competent jurisdiction.
     6. Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Company denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 5. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Company. Neither the failure of the Company to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company pursuant to Section 5 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Company.
     7. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of Chapter 156B of the Massachusetts General Laws or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.
     8. Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Company, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Company is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Company may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Company or other persons serving the Company and such rights may be equivalent to, or greater or less than, those set forth in this Article.
     9. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the Company for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.
     10. Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another organization or employee benefit plan against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under Chapter 156B of the Massachusetts General Laws.
     11. Merger or Consolidation. If the Company is merged into or consolidated with another Company and the Company is not the surviving Company, the surviving Company shall assume the obligations of the Company under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.
     12. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.
     13. Subsequent Legislation. If the Massachusetts General Laws are amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Company shall indemnify such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended.

     “We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles 3 4 + 6
(“If there are no such amendments, state “None”.)
Briefly describe amendments in space below:
     The previous Attachment 4A is deleted in its entirety and replaced by the attached Attachment 4A.
     IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 15th day of December, in the year 1994.

/s/ Patrick J. Scannell, Jr.	(Illegible)/Vice President

Patrick J. Scannell, Jr.

/s/ Patrick J. Rondeau	(Illegible) Assistant Clerk

Patrick J. Rondeau

THE COMMONWEALTH OF MASSACHUSETTS
RESTATED ARTICLES OF ORGANIZATION
(General Laws, Chapter (Illegible), Section 74)
     I hereby approve the within restated articles of organization and, the filing fee in the amount of $500.00 having been paid, said articles are deemed to have been filed with me this 15th day of DECEMBER, 1994.

MICHAEL JOSEPH CONNOLLY
Secretary of State

TO BE FILLED IN BY CORPORATION
PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT
TO:
Pntrick J. Rondeau, Esq.
HALE AND DORR
60 STATE STREET
BOSTON, MA J2109
Telephone (617) 526-6000
Copy Mailed

FEDERAL IDENTIFICATION
NO. 04-2781676 042671676
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512
ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)
     We, Patrick J. Scannell, Jr. Vice President, and Patrick J. Rondeau clerk/ of Applix, Inc.
(Exact name of corporation)
located at 112 Turnpike Road, Westboro, Massachusetts 01581
(Street address of corporation in Massachusetts)
certify that these Articles of Amendment affecting articles numbered:
3

(Number those articles 1,2,3, 4, 5 and/or 6 being amended)
of the Articles of Organization were duly adopted at a meeting held on May 10, 1996, by vote of: 6,876,197 shares of Common Stock of 9,507,376 shares outstanding.
(type, class & series, if any)
                                shares of                                           of               shares outstanding, and
(type, class & series, if any)
                                shares of                                           of                shares outstanding,
(type, class & series, if any)
1 being at least a majority of each type, class or series outstanding and entitled to vote thereon:

*	Delete the inapplicable words.

**	Delete the inapplicable clause.

[1]	For amendments adopted pursuant in Chapter 156B, Section 70

[2]	For amendment adopted purusuant in Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient additions shall be set forth on one ride only of seperate 8 1/2 x 11 sheets of paper with a left margin of at least 1 such. Additions to more than one article may be made on a single seet so long as such article requiring each addition is clearly indicated.

(Illegible) of shares and the par value (if any) of any type, class or scries of stock which the corporation is (Illegible) the following:
(Illegible) authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	15,000,000	$.0025

Preferred:		Preferred:	1,000,000	$.01
Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	30,000,000	$.0025

Preferred:		Preferred:	1,000,000	$.01

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.
Later effective date:                                         .
SIGNED UNDER THE PENALTIES OF PERJURY, this 7th day of June, 1996.

/s/ Patrick J. Scannell. Jr.	*(Illegbile)/Vice President,
Patrick J. Scannell, Jr.

/s/ Patrick J. Rondeau	*Clerk /(Illegible)
Patrick J. Rondeau

*	Delete the inapplicable words.

THE COMMONWEALTH OF MASSACHUSETTS
ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)
I hereby approve the within Articles of Amendment and, the filing fee in the amount of $15,000 having been paid, said articles are deemed to have been filed with me this 13th day of June 1996.
Effective date:
WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth
TO BE FILLED IN BY CORPORATION
Photocopy of document to be sent to:
Kathleen F. Burke, Esq.
Hale and Dorr
60 State Street, Boston, MA 02109

D
PC
The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED	Articles of Amendment	FORM MUST BE TYPED
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)
(1) Exact name of corporation:  Applix, Inc.
(2) Registered office address:   289 Turnpike Road, Westborough, MA 01581-2831
(number, street, city or town, state, zip code)
(3) These articles of amendment affect article(s):   Article III
(specify the number(s) of article(s) being amended (I-VI))
(4) Date adopted:  June 7, 2007
(month, day, year)
(5) Approved by:

(check appropriate box)

☐	the incorporators.

☐	the board of directors without shareholder approval and shareholder approval was not required.

☑	the board of directors and the shareholders in the manner required by law and the articles of organization.
(6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

P.C.
c156ds1006950c11334 01/13/05

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:
Total authorized prior to amendment:

WITHOUT PAR VALUE			WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	30,000,000	$0.00250
		Preferred	1,000,000	$0.01000
Total authorized after amendment:

WITHOUT PAR VALUE			WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	50,000,000	$0.00250
		Preferred	1,000,000	$0.01000
(7)	The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified: upon filing
*G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

Signed by:    /s/ Milton A. Alpern                                                                                                                                                                        ,
(signature of authorized individual)

☐	Chairman of the board of directors,

☐	President,

☑	Other officer,

☐	Court-appointed fiduciary,
on this     7             day of June                                                         , 2007                               .

COMMONWEALTH OF MASSACHUSETTS
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512
Articles of Amendment
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)
I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $_______ having been paid, said articles are deemed to have been filed with me this ___________ day of ______________, 20______ , at ________a.m./p.m.
                           time
Effective date:____________________________________________________________________________________
(must be within 90 days of date submitted)
WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth
Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

Examiner

Name approval

C

M
TO BE FILLED IN BY CORPORATION
Contact Information:
Sheila M. Morabito, Paralegal
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street, Boston, MA 02109
Telephone: (617) 526-5134
Email: sheila.morabito@wilmerhale.com
Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.